SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 7, 2001
Date of Report (Date of earliest event reported)

Euphonix, Inc.

(Exact name of registrant as specified in its charter)

California	0-26516	77-0189481

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Portage Avenue, Palo Alto, California	94306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 855-0400

Item 4.  Change in Registrant’s Certifying Accountant

     (a)  Previous Independent Accountants

(i)	On December 7, 2001 the Company dismissed PricewaterhouseCoopers LLP as its independent accountants.

(ii)	The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that their report on the Company’s 2000 financial statements included in the Company’s 2000 Form 10-K/A included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

(iii)	On December 6, 2001, the decision to change independent accountants was approved by the Company’s Audit Committee and the Board of Directors.

(iv)	In connection with its audits for the two most recent fiscal years and through the date of this Report, the Company has had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in their report on the financial statements of the Company for such years.

(v)	During the Company’s two most recent fiscal years and through the date of this Report, the Company has had no reportable events (as defined in Item 304(a)(1)(v) of the Regulation S-K).

(vi)	The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated December 13, 2001 is filed as Exhibit 16 to this Form 8-K.

     (b)  New Independent Accountants

(i)	The Company engaged Hood & Strong LLP as its new independent accountants as of December 10, 2001. During the two most recent fiscal years and through the date of this Report, the Company has not consulted with Hood & Strong LLP regarding (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Hood & Strong LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of disagreement, as that term is defined in Item 304(a)(1)(iv) of

Regulation S-K and the related instruction of Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

16	Letter from PricewaterhouseCoopers LLP to the Securities & Exchange Commission

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUPHONIX, INC.

Date: December 13, 2001	By:	/s/ Jeffrey Chew

Jeffrey Chew Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description

16.	Letter from PricewaterhouseCoopers LLP to the Securities & Exchange Commission